EXHIBIT 23.2
                                 ------------


            Consent of Deloitte & Touche LLP, Independent Auditors

 We consent to the incorporation by reference in this Registration Statement pertaining to the 401(K) Profit Sharing Plan of First Cash Financial Services, Inc. of our report dated March 24, 2003, appearing in the Annual Report on Form 10-K of First Cash Financial Services, Inc. for the year ended December 31, 2002.

 /s/ Deloitte & Touche LLP
 -------------------------
 Fort Worth, Texas
 July 7, 2003